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                                                                    EXHIBIT 24.1


                  CONSENT OF RICHARD O. WEED TO USE OF OPINION


                                 WEED & CO. L.P.

        4695 MACARTHUR COURT, SUITE 530, NEWPORT BEACH, CALIFORNIA 92660
                TELEPHONE (949) 475-9086 FACSIMILE (949) 475-9087
                      EMAIL: SPECIALPROJECTCOUNSEL@MSN.COM


WRITER'S DIRECT NUMBER
  (949) 475-7730


                                  July 14, 1999

Board of Directors
Scientific NRG, Incorporated
2246 Lindsay Way
Glendora, CA 91740


         RE: Consent to Use of Opinion in Form S-8 Registration Statement


Dear Members of the Board:

        I hereby consent to the use of my opinion as an exhibit to the Form S-8 registration statement being filed by Scientific NRG, Incorporated.


                                               Sincerely yours,



                                               /s/ RICHARD O. WEED
                                               ------------------------------
                                                   Richard O. Weed